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                                                                    Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT

The Board of Directors
LNR Property Corporation

We consent to the incorporation by reference in this Registration Statement of LNR Property Corporation on Form S-3 of our report dated January 7, 2003, on the combined financial statements of Lennar Land Partners and Lennar Land Partners II appearing in the Annual Report on Form 10-K of LNR Property Corporation for the year ended November 30, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida

April 11, 2003